Exhibit 99.1

Exponent Announces Executive Transition

Board of Directors appoints Paul R. Johnston as Chief Executive Officer and Michael R. Gaulke as

Executive Chairman

MENLO PARK, CA, May 28, 2009 - Exponent, Inc. (NASDAQ: EXPO) today announced that its Board of Directors appointed Dr. Paul R. Johnston, 55, as its Chief Executive Officer and President, and Michael R. Gaulke as its Executive Chairman at its Board meeting on May 28, 2009. These changes are consistent with the executive transition plan previously announced on February 19, 2009.

Dr. Johnston joined Exponent 28 years ago and has assumed increasingly responsible positions over time, most recently being named Chief Operating Officer in 2003 and President in 2007. In these roles, Dr. Johnston was initially responsible for Exponent’s Health and Environmental businesses before assuming management of all of the Company’s consulting groups. He has also managed the Company’s network of offices. Dr. Johnston received his Ph.D. in Civil Engineering and M.S. in Structural Engineering from Stanford University, and his B.A.I. in Civil Engineering with First Class Honors from Trinity College Dublin. He is a Registered Professional Civil Engineer in the State of California.

Michael Gaulke said, “It is with great confidence and pleasure that I can turn the chief executive role over to Paul. I have worked closely with Paul for over a decade and feel he is unquestionably the right person to lead our Firm as its CEO in the years ahead. We are very fortunate to be able to appoint such a well-qualified successor. I look forward to supporting Paul, the Board of Directors, and the rest of the leadership team at Exponent through this transition in my new role.”

Exponent’s Lead Independent Director, Samuel Armacost, said, “On behalf of shareholders and the Board, I would like to thank Mike for his thirteen years of contributions as CEO of Exponent and we look forward to working with him as our Executive Chairman. During his tenure, the Firm has seen significant growth in human capital, capabilities, client base, and financial performance which has all translated into meaningful growth in shareholder value.”

Paul Johnston said, “I appreciate the Board’s confidence in me as the next CEO to succeed Mike. Exponent is a leading organization with a very talented team and is well positioned for continued growth. I look forward to capitalizing on new opportunities in the market and continuing the success of the Firm.”

About Exponent

Exponent is an engineering and scientific consulting firm providing solutions to complex problems. Exponent’s multidisciplinary organization of scientists, physicians, engineers, and business consultants brings together more than 90 technical disciplines to address complicated issues facing industry and government today. The firm has been best known for analyzing accidents and failures to determine their causes, but in recent years it has become more active in assisting clients with human health, environmental and engineering issues associated with new products to help prevent problems in the future.

Exponent may be reached at (888) 656-EXPO, info@exponent.com, or www.exponent.com.

This news release contains, and incorporates by reference, certain “forward-looking” statements (as such term is defined in the Private Securities Litigation Reform Act of 1995, and the rules promulgated pursuant to the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended thereto under) that are based on the beliefs of the Company’s management, as well as assumptions made by and information currently available to the Company’s management. Such forward-looking statements are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. When used in this document and in the documents incorporated herein by reference, the words “anticipate,” “believe,” “estimate,” “expect” and similar expressions, as they relate to the Company or its management, identify such forward-looking statements. Such statements reflect the current views of the Company or its management with respect to future events and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, the Company’s actual results, performance, or achievements could differ materially from those expressed in, or implied by, any such forward-looking statements. Factors that could cause or contribute to such material differences include the possibility that the demand for our services may decline as a result of changes in general and industry specific economic conditions, the timing of engagements for our services, the effects of competitive services and pricing, the absence of backlog related to our business, our ability to attract and retain key employees, the effect of tort reform and government regulation on our business, and liabilities resulting from claims made against us. Additional risks and uncertainties are discussed in our Annual Report on Form 10-K under the heading “Risk Factors” and elsewhere in the report. The inclusion of such forward-looking information should not be regarded as a representation by the Company or any other person that the future events, plans, or expectations contemplated by the Company will be achieved. The Company undertakes no obligation to release publicly any updates or revisions to any such forward-looking statements.